Exhibit 99.1

FOR RELEASE APRIL 20, 2004, AT 3:05 PM CENTRAL TIME

Investor Relations	Press Contact
SigmaTel, Inc. 512.381.3931	Nate Long, Marketing Communications Manager SigmaTel, Inc.
investor.relations@sigmatel.com	512.381.3913
http://www.sigmatel.com/investor-relations	nlong@sigmatel.com

SigmaTel Reports First Quarter 2004 Financial Results

with 145 Percent Revenue Increase Year-Over-Year

AUSTIN, Texas –April 20, 2004 - SigmaTel, Inc. (NASDAQ: SGTL), a leader in analog intensive, mixed-signal integrated circuits, today announced first quarter results for the period ended March 31, 2004. Quarterly revenues were $31.5 million, up 145 percent from $12.9 million for the same period in the fiscal year 2003. Pro forma adjusted net income for the first quarter of 2004 was $7.9 million, representing earnings of $0.21 per diluted share.

Financial Results

Under generally accepted accounting principles (GAAP), net income attributable to common stockholders for the first quarter of 2004 was $6.9 million, resulting in GAAP diluted earnings per share for the quarter of $0.18. This compares to a net loss attributable to common stockholders of $8.8 million in the first quarter of 2003. This GAAP net income attributable to common stockholders for both periods includes non-cash expenses related to deferred stock-based compensation, as well as deemed dividends on preferred stock for the first quarter of 2003, which are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

SigmaTel reported cash and short-term investments of $121.6 million as of March 31, 2004 which is up from the December 31, 2003 balance of $111.3 million.

“We are extremely pleased with our revenues and income in the first quarter of 2004, especially in light of historical softness in Q1 due to post holiday consumer spending patterns and Chinese New Year” said Ron Edgerton, Chief Executive Officer and President. “Although in January we indicated an improved outlook for our fiscal first quarter business, we experienced even stronger demand for our products than we anticipated, showing strength in the market as well as continuing acceptance of our new product offerings. Sales of our D-Major™ audio SoCs for the MP3 player market and our USB peripheral ICs were above our expectations and our C-Major™ audio codec product line sales were up over 1Q03 despite the typical seasonal softness in the PC market. We also achieved a higher than expected gross margin percentage for the quarter of 53.1% due to the product mix for the quarter, which exceeds our long-term business model goal of 52.5%. SigmaTel’s financial performance and continued success in our markets made this another successful quarter for us.”

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

Business Summary

During the first quarter, the company continued to ramp its newest generation of D-Major MP3 decoder products, the STMP 35xx family. This acceleration in manufacturing represents broad customer acceptance in moving new designs to SigmaTel’s next generation solution within both flash and hard-drive MP3 players. Several new hard-drive-based player design wins add to the market acceptance of SigmaTel D-Major as a solution for all player type levels. These players are scheduled for introduction during the second quarter. By building development solutions that can accommodate many flash memory types and now multiple hard-drive technologies, SigmaTel is able to offer its customers solutions that are independent of storage technology supply and demand. Yields on the STMP 35xx were also better than expected, resulting in improved gross margins.

During the quarter, SigmaTel’s C-Major audio codec product line taped out its first two channel High-Definition Audio device and the company will be scheduling sample shipments for the second quarter. This latest product represents a commitment to next generation PC audio technology and to the development of new standards from both Intel and Microsoft to converge the features of home entertainment electronics with those of the personal computer. As a leader in portable PC audio technology, SigmaTel continues to develop and deliver the latest PC audio technology and quality audio for both the consumer and PC electronics markets.

Finally, the USB peripherals product line grew significantly in the quarter, almost tripling its revenue contribution compared to 1Q03. The company sees strong design win interest within both the USB-to-Infrared products as well as the new GoChip™ USB Mass Storage products. New product announcements are expected in the coming quarters for both USB peripherals product families.

SigmaTel also reported that it added twenty employees to its workforce during the first quarter of 2004, an increase of 15 percent, primarily in the area of research and development in Austin, Texas. As of March 31, 2004, SigmaTel employed over 160 people.

Business Outlook

“We are pleased with our continued success during the first quarter,” said Mr. Edgerton. “As we look toward the remainder of 2004, we expect to continue to experience strong demand across all of our product lines. We also see the constraints in the supply of flash memory used by our customers that have been present the last two quarters easing during the second quarter of this year. This should have a favorable impact on our portable audio SoC and USB peripherals businesses.”

Specific guidance on the second quarter of 2004 is below.

➢	Revenues are expected to be between $34.0 and $36.0 million, vs. $19.7 million in the second quarter of 2003.

➢	Gross margin percentage is expected to be approximately 53 percent. SigmaTel’s gross margin percentage varies primarily with product mix, pricing, and unit costs.

➢	GAAP net income is expected to be between $8.0 and $8.9 million. This includes the amortization of non-cash deferred stock-based compensation of approximately $600,000, so pro forma net income is expected to be between $8.6 and $9.5 million.

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

➢	The diluted weighted average shares outstanding are expected to be 39.0 million.

➢	Proforma EPS is expected to be between $0.22 and $0.24.

Conference Call Today

A conference call will be held today, April 20, 2004, beginning at 3:30 P.M. Central Time. This call will be simulcast via SigmaTel’s website at www.sigmatel.com/investor.relations. Replays of the call will be available at this web address and via telephone at 800-633-8284 (U.S.) and 402-977-9140 (international) by entering reservation number 21190264. These replays will be available through May 20, 2004.

About SigmaTel:

SigmaTel, Inc., a fabless semiconductor company headquartered in Austin, Texas, designs, develops, and markets proprietary, analog intensive, mixed-signal ICs for a variety of products in the consumer electronics and computing markets, including portable compressed audio players, such as MP3 players, notebook and desktop PCs, DVD players, digital televisions, and set-top boxes. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools, reference designs, and applications support. The Company’s focus is on providing system-level solutions that enable customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior customer service.

Readers may obtain investment information from the company’s investor relations department at (512) 381-3931, by sending email to investor.relations@sigmatel.com, or on the Web at www.sigmatel.com/investor-relations.

Cautionary Language:

This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that SigmaTel may not be able to maintain its high growth rate; risks that shortages of supply for other components of MP3 players (such as flash memory) may limit customer demand to purchase SigmaTel’s portable audio SoCs; quarterly fluctuations in revenue and operating results due to seasonal fluctuations in demand for consumer electronics products and other factors; risks that SigmaTel’s foundry suppliers may not allocate to it sufficient silicon wafers to meet its demand due to SigmaTel’s lack of long term supply contracts with foundries and tightening foundry capacity; risks that SigmaTel may not be able to successfully manage strains associated with its growth; risks that SigmaTel’s new products under development may not be completed in a timely fashion and may not achieve market acceptance; risks with managing international activities; intellectual property litigation risk; dependence on a limited number of products; the semiconductor industry’s cyclical nature; geographic concentration of foundries, assembly and test facilities, distributors, and customers in the Pacific Rim, subjecting SigmaTel to risks of natural disasters, epidemics (such as SARS), and political unrest; and other factors. For a discussion of these and other factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the 424(b)(4) final prospectuses filed September 19, 2003 and February 19, 2004; the Form 10-Qs that were filed on October 29, 2003 and April 20, 2004; and the Form 10-K that was filed on February 17, 2004.

Non-GAAP Financial Measurements

In addition to the GAAP results provided by this document, the company has provided non-GAAP financial

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

measurements that present net income and net income per share on a basis excluding non-cash and other one-time charges. Details of these excluded items are presented in the table below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release and the reconciliation from GAAP results to these and other additional non-GAAP financial measurements that may be discussed in the Q1 2004 earnings conference call can be found on the company’s website at www.sigmatel.com/investor.relations.

D-Major, C-Major, GoChip and Universal Jacks are trademarks and SigmaTel is a registered trademark of SigmaTel, Inc. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders. All specifications may be changed without notice.

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

SIGMATEL, INC.

PRO FORMA VS. GAAP RESULTS

(in thousands, except share data)

	Three Months Ended March 31,
	2004	2003
Net income (loss) as reported	$6,931	$(615)
Pro forma adjustments (tax effected):
Deferred stock-based compensation	975	239

Pro forma net income (loss)	$7,906	$(376)

Diluted weighted average shares outstanding	38,446,198	5,845,938

Diluted net income (loss) per share diluted, pro forma	$0.21	$(0.06)

Net income (loss) attributable to common stockholders as reported	$6,931	$(8,791)
Pro forma adjustments (tax effected):
Deferred stock-based compensation	975	239
Deemed dividends on preferred stock	—	8,176

Pro forma net income (loss) attributable to common stockholders	$7,906	$(376)

Diluted weighted average shares outstanding	38,446,198	5,845,938

Diluted net income (loss) attributable to common stockholders per share, as reported	$0.18	$(1.50)

Diluted net income (loss) attributable to common stockholders per share, pro forma	$0.21	$(0.06)

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

SIGMATEL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues	$31,500	$12,876
Cost of goods sold	14,784	7,338

Gross profit	16,716	5,538

Operating expenses:
Research and development	6,083	3,662
Selling, general and administrative	2,899	1,538
Amortization of deferred stock-based compensation	995	239

Total operating expenses	9,977	5,439

Operating income	6,739	99

Other income (expense):
Interest income	341	9
Interest expense	(8)	(723)

Total other income (expense)	333	(714)

Income (loss) before income taxes	7,072	(615)

Income taxes	141	—

Net income (loss)	6,931	(615)

Deemed dividends on preferred stock	—	(8,176)

Net income (loss) attributable to common stockholders	6,931	(8,791)

BASIC NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE	$0.20	$(1.50)

DILUTED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE	$0.18	$(1.50)

WEIGHTED AVERAGE SHARES USED TO COMPUTE:
Basic net income (loss) attributable to common stockholders per share	34,486,515	5,845,938
Diluted net income (loss) attributable to common stockholders per share	38,446,198	5,845,938

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

SIGMATEL, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$29,817	$61,841
Short-term investments	91,736	49,420
Accounts receivable, net	16,416	15,989
Inventories, net	10,529	9,904
Prepaid expenses and other current assets	2,005	1,333

Total current assets	150,503	138,487

Property, equipment and software, net	4,146	3,792
Intangible assets, net	4,387	4,476
Other assets	535	122

Total assets	$159,571	$146,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,472	$13,466
Accrued payroll	712	870
Other accrued expenses	2,321	2,561
Deferred revenue	4,548	3,645
Current portion of capital lease obligations	50	48

Total current liabilities	17,103	20,590
Capital lease obligations, net of current portion	50	63
Other liabilities	115	116

Total liabilities	17,268	20,769

Stockholders' equity:
Common stock, $.0001 par value; 170,000,000 shares authorized; shares issued and outstanding: 35,217,817 and 35,127,861 at 2004 and 34,270,961 and 34,181,005 at 2003, respectively	4	3
Additional paid-in capital	181,901	173,737
Notes receivable from stockholders	(12)	(115)
Deferred stock-based compensation	(2,682)	(3,678)
Treasury stock, 89,956 common shares at cost	(741)	(741)
Accumulated deficit	(36,167)	(43,098)

Total stockholders' equity	142,303	126,108

Total liabilities and stockholders' equity	$159,571	$146,877

SIGMATEL REPORTS FINANCIAL RESULTS FOR Q1 2004

SIGMATEL, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$6,931	$(615)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,005	675
Amortization of deferred stock-based compensation	995	239
Other non-cash expenses	50	536

Changes in assets and liabilities:
Accounts receivable, net	(428)	(2,746)
Inventories, net	(624)	850
Prepaid expenses and other assets	(1,084)	(672)
Accounts payable	(2,386)	(1,019)
Accrued expenses	(397)	300
Deferred revenue and other	902	103

Net cash provided by (used in) operating activities	4,964	(2,349)

Cash flows from investing activities:
Purchase of short-term investments	(42,316)	—
Purchase of property, equipment, software and intangible assets	(2,878)	(614)

Net cash used in investing activities	(45,194)	(614)

Cash flows from financing activities:
Proceeds from long-term debt	—	5,150
Repayments under revolving line of credit, net	—	(8,123)
Proceeds from (payments on) capital lease obligations	(11)	15
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	8,090
Proceeds from amounts receivable from stockholders	104	18
Proceeds from issuance of common stock, net of issuance costs	8,113	—

Net cash provided by financing activities	8,206	5,150

Net increase (decrease) in cash and cash equivalents	(32,024)	2,187
Cash and cash equivalents, beginning of year	61,841	2,859

Cash and cash equivalents, end of year	$29,817	$5,046